Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

REATA PHARMACEUTICALS, INC.

Effective as of             , 2016

Preamble

These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation (as the same may be amended from time to time, the “Certificate of Incorporation”) of Reata Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation, such conflicting provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.

Article I

Offices

Section 1.1. Registered Office. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware shall be the registered office named in the original Certificate of Incorporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by applicable law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

Stockholders

Section 2.1. Date, Time and Place of Meetings. All meetings of the stockholders shall be held at such date, time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting.

Section 2.2. Quorum; Adjournment of Meetings. Unless otherwise required by applicable law or provided in the Certificate of Incorporation or these bylaws, the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Notwithstanding the other provisions of these bylaws, the chairman of the meeting or the holders of a majority of the voting power of the shares of issued and outstanding stock present in person or represented by proxy at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting; provided, however, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.3. Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting. The Corporation may postpone, recess, adjourn, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.4. Special Meetings. Except as otherwise required by applicable law and subject to the rights of any series of preferred stock, special meetings of the stockholders, and any proposals to be considered at such meetings, may be called and proposed exclusively by the Board of Directors in its sole and absolute discretion, pursuant to a resolution approved by a majority of the members of the Board of Directors serving at the time of such vote, and no stockholder of the Corporation shall require the Board of Directors to call a special meeting of stockholders or to propose business at a special meeting of stockholders. The Corporation may postpone, recess, adjourn, reschedule or cancel any special meeting of stockholders regardless of how it was previously called.

Section 2.5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (l0) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article VIII, Section 8.3 of these bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6. Notice of Meetings. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board (if any) or the Chief Executive Officer, the President, the Secretary, or as otherwise authorized by the Board of Directors, to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered personally, by mail, or by electronic means where permissible. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

Section 2.7. Stock List. The officer who has charge of the stock ledger shall prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, which list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he or she is of the proxies representing such shares.

Section 2.9. Voting; Elections; Inspectors. Unless otherwise required by applicable law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his or her name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his or her executor or administrator, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or where otherwise required by applicable law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the voting power of the issued and outstanding stock present in person or by proxy at any meeting a vote by ballot shall be taken.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 2.10. Required Vote. When a quorum is present at any meeting of stockholders, any question, other than the election of directors and certain non-binding advisory votes described below, brought before such meeting shall be decided by the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter thereof, unless the question is one on which, by express provision of statute, the Certificate of Incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

Section 2.11. Advance Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or an authorized committee thereof or (C) by any stockholder of the Corporation who (x) was a stockholder of record of the Corporation both at the time the notice provided for in this Article II, Section 2.11(a) is delivered to the Secretary of the Corporation and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures and other requirements set forth in this Article II, Section 2.11. In addition, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Corporation both at the time of giving of notice provided for in this Article II, Section 2.11 and at the time of the annual meeting.

(ii) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Article II, Section 2.11(a)(i)(C) (or on behalf of a beneficial owner other than the stockholder of record), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the Corporation’s principal executive offices no earlier than one hundred and twenty (120) days before the annual meeting of stockholders and no later than ninety (90) days before the annual meeting of stockholders (or, if later, ten (10) days after the first public announcement of the date set for that meeting is made, whether or not such first public announcement constitutes notice of the meeting to stockholders). In no event shall the adjournment or postponement of an annual meeting or the public announcement of the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. As to each person whom the stockholder proposes to nominate for election as a director, such stockholder’s notice must:

(A) set forth (x) that nominee’s name, business address and telephone number, and residence address and telephone number, (y) the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and (z) all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, (as amended and inclusive of such rules and regulations, the “Exchange Act”), or any provision of law subsequently replacing Regulation 14A, and

(B) be accompanied by a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as a director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election.

The Corporation may require any proposed nominee to furnish such other information (A) as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or (B) that the Corporation believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholder or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such proposed nominee.

(iii) As to any other business that the stockholder proposes to bring before an annual meeting (including on behalf of a beneficial owner other than such stockholder), such stockholder’s notice shall set forth (1) a description of the nature of the proposed business with reasonable particularity, (2) the exact text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and the reasons for conducting that business at the annual meeting, and (3) any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

(iv) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, in addition to any other information required by the Certificate of Incorporation, such stockholder’s notice shall set forth:

(A) the name, business address and telephone number and residence address and telephone number of such stockholder and such beneficial owner (including, if applicable, the name and address as they appear on the Corporation’s books),

(B) the class or series and number of shares of stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner,

(C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee,

(D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation,

(E) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination,

(F) a representation as to whether such stockholder or such beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal or elect the nominee or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and

(G) any other information relating to such stockholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act.

(v) The notice requirements of Article II, Section 2.11(a) shall be deemed satisfied by a stockholder (or by a beneficial owner other than a stockholder of record) with respect to business other than a nomination if the stockholder or such beneficial owner has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(b) Special Meetings of Stockholders. In the event the Board of Directors calls a special meeting of stockholders the purposes of which include the election of one or more directors to the Board of Directors, nominations of persons for such election may be made (i) by or at the direction of the Board of Directors or any authorized committee thereof or (ii) by any stockholder of the Corporation who (x) was a stockholder of record of the Corporation both at the time the notice provided for in this Article II, Section 2.11 is delivered to the Secretary of the Corporation and at the time of the special meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures and other requirements set forth in this Article II, Section 2.11 (including Article II, Section 2.11(a)(ii)). In addition, if the nomination is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Corporation both at the time of giving of notice provided for in this Article II, Section 2.11 and at the time of the special meeting. For any nomination to be properly brought before such a special meeting by a stockholder pursuant to the first sentence of this Article II, Section 2.11(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the Corporation’s principal executive offices not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting or the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Article II, Section 2.11 are eligible to be elected at an annual or special meeting of stockholders to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 2.11.

(ii) Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article II, Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Article II, Section 2.11(a)(iv)) and (y) if any proposed nomination or business was not made or proposed in compliance with this Article II, Section 2.11, not to permit any such business (or voting with respect to any such nominee) to be transacted.

(iii) Notwithstanding the foregoing provisions of this Article II, Section 2.11, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or proposed business, the nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article II, Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iv) For purposes of this Article II, Section 2.11, “public announcement” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v) Notwithstanding the foregoing provisions of this Article II, Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Article II, Section 2.11; provided, however, that any references in these bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Article II, Section 2.11 (including paragraph (a)(i)(C) and paragraph (b) hereof), and compliance with paragraph (a)(i)(C) and paragraph (b) of this Article II, Section 2.11 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in Article II, Section 2.11(a)(v), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Article II, Section 2.11 shall be deemed to grant any rights to stockholders to request or require inclusion of proposals or nominations in the Corporation’s proxy statement or to impair any rights of stockholders granted by law or the Certificate of Incorporation.

Section 2.12. Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he or she is not present, by the Vice Chairman of the Board (if any) determined pursuant to Section 3.13, or if neither the Chairman of the Board (if any) or the Vice Chairman of the Board (if any) is present, by the Chief Executive Officer, or if none of the Chairman of the Board (if any), the Vice Chairman of the Board (if any) or the Chief Executive Officer is present, by another person designated by the Board of Directors to preside over the meeting, or, in the absence of any such person and any such designation, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he or she is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these bylaws or such rules and regulations as adopted by the Board of Directors, the chairman of each meeting of stockholders shall have the right and authority to convene and (for any reason or no reason) to recess or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless the chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:

(a)	Calling of meeting to order.

(b)	Election of a chairman and the appointment of a secretary, in each case if necessary.

(c)	Presentation of proof of the due calling of the meeting.

(d)	Presentation and examination of proxies and determination of a quorum.

(e)	Reports of officers and committees.

(f)	The election of directors if an annual meeting or a meeting called for that purpose.

(g)	Other business.

(h)	Adjournment.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined and announced by the person presiding over the meeting, who shall have authority to close the polls as to one or more matters while leaving the polls open to a later time or date as to one or more other matters. The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine that a matter or business was not properly brought before the meeting and if such presiding person shall so determine, such presiding person shall so declare to the meeting and any such matter or business determined not to be properly brought before the meeting shall not be transacted or considered.

Section 2.13. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it, and such shares shall not be counted for quorum purposes.

Section 2.14. No Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by applicable law, the Certificate of

Incorporation or these bylaws to be taken at a meeting of stockholders must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

Article III

Board of Directors

Section 3.1. Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the restrictions imposed by law or the Certificate of Incorporation, the Board of Directors may exercise all the powers of the Corporation.

The number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors, unless the Certificate of Incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the Certificate of Incorporation. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director. Each director shall hold office for the term for which he or she is elected, and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

Except as otherwise required by applicable law or required or permitted by the Certificate of Incorporation or these bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of the first class to expire at the annual meeting of the stockholders held in 2016 (the “Class I Directors”), the initial term of office of the second class to expire at the annual meeting of the stockholders held in 2017 (the “Class II Directors”), and the initial term of office of the third class to expire at the annual meeting of the stockholders held in 2018 (the “Class III Directors”), with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

At any meeting at which directors are to be elected, directors shall be elected by a plurality of the voting power of the outstanding shares of stock of the Corporation that are present in person or represented by proxy and that are entitled to vote generally on the election of directors at a meeting of stockholders at which a quorum is present.

None of the directors needs to be a resident of the State of Delaware or a stockholder of the Corporation. Each director must have attained the age of majority. Each director must have been nominated by either the Board of Directors or the stockholders in accordance with the procedures set forth in the Certificate of Incorporation or in these bylaws or as otherwise required by applicable law in order to be eligible for election as a director.

Section 3.2. Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.3. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. The meetings of the Board of Directors shall be presided over by the Chairman of the Board (if any and if he or she is a director), or if he or she is not present, by the Vice Chairman of the Board (if any and if he or she is a director) determined pursuant to Section 3.13, or if neither the Chairman of the Board (if any) or the Vice Chairman of the Board (if any) is present, by the Chief Executive Officer (if he or she is a director), or if none of the Chairman of the Board (if any), the Vice Chairman of the Board (if any) or the Chief Executive Officer is present, by another director designated by the Board of Directors to preside over the meeting, or, in the absence of any such person and any such designation, by a chairman elected at the meeting. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the person presiding over the meeting or by resolution of the Board of Directors.

Section 3.4. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required.

Section 3.5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the Chief Executive Officer, or, on the written request of a majority of directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable, wireless or electronic notice to each director. Such notice, or any waiver thereof pursuant to Article VIII, Section 8.3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by applicable law or provided for in the Certificate of Incorporation or these bylaws.

Section 3.7. Removal. No director of any class of directors of the Corporation shall be removed except for cause and by an affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally on the election of directors, acting at a meeting of the stockholders in accordance with the Delaware General Corporation Law, the Certificate of Incorporation and these bylaws.

Section 3.8. Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders.

Each director chosen to fill a vacancy in the Board of Directors shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the directors then in office designates and shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.

Section 3.9. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 3.10. Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be consent thereto in writing or by electronic transmission, and the writing or writings or evidence of the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone, internet meeting service, or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.11. Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting that was adjourned.

Section 3.12. Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote generally on the election of directors and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.

Section 3.13. Chairman and Vice Chairman of the Board. The Board of Directors may appoint a director as Chairman of the Board, which position shall be a board position only and not an officer position unless the Board of Directors also determines that such position shall also be an officer position having the powers and duties set forth in Article V, Section 5.6. If elected, the Chairman of the Board shall have such powers and duties as designated in these bylaws and as the Board of Directors may otherwise determine, other than those attributed to the Chairman of the Board exclusively under Article V.

The Board of Directors may also appoint one or more Vice Chairmen of the Board from the directors, who shall perform such duties as may be assigned from time to time by the Board of Directors. If there is more than one Vice Chairman of the Board, the Vice Chairman of the Board who is also an officer, or, if each is an officer, the Vice Chairman of the Board who is the senior officer, shall preside at meetings at which he or she is present of the Board of Directors and of the stockholders in the absence of, or in the case of a vacancy in the office of, the Chairman of the Board of Directors.

Article IV

Committees

Section 4.1. Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the bylaws or adopting new bylaws for the Corporation and, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to Article IV, Section 4.1 shall choose its own chairman (unless the Board of Directors elects to or is required by the charter of the committee to appoint the chairman), shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.3. Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Article V

Officers

Section 5.1. Number, Titles and Term of Office. The officers of the Corporation shall be a President and a Secretary and, if the Board of Directors so elects, a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President or other designation), a Treasurer and such other officers with such other titles as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board (if any), no officer need be a director. None of the officers need be a stockholder of the Corporation.

Section 5.2. Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, a committee of the Board of Directors, or an officer of the Corporation designed by the Board of Directors or a committee of the Board of Directors.

Section 5.3. Removal. Any officer or agent may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors, a committee of the Board of Directors, or an officer of the Corporation designed by the Board of Directors.

Section 5.5. Powers and Duties of the Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates another person as Chief Executive Officer. Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors; and the Chief Executive Officer shall have power to delegate to others such powers.

Section 5.6. Powers and Duties of the Chairman of the Board. The Board of Directors may designate the position of Chairman of the Board of Directors as an officer of the Corporation. The Chairman of the Board shall have such powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors, which may include being the Chief Executive Officer of the Corporation. Only one person may hold the title of Chairman of the Board at a time, whether it is the director designated as such only as a board position under Article III, Section 3.13 or the director also designated as an officer under this Article V, Section 5.6.

Section 5.7. Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and he or she shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 5.8. Vice Presidents. In the absence of the Chief Executive Officer and the President, or in the event of his, her, or their inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the President may from time to time prescribe.

Section 5.9. Chief Financial Officer. The Chief Financial Officer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors. The Chief Financial Officer shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Chief Executive Officer and the Board of Directors; and he or she shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

Section 5.10. Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.11. Secretary. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 5.12. Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 5.13. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or the President, acting severally, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

Section 5.14. Other Officers. Each other officer elected by the Board of Directors and designated to be an officer of the Corporation shall have the title that the Board of Directors may prescribe and the duties that the Board of Directors or the Chief Executive Officer may prescribe.

Article VI

Indemnification of Directors, Officers, Employees and Agents

Section 6.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under Article VI, Section 6.3, initiated by such person or his or her heirs, executors and administrators only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.2. Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article VI.

Section 6.3. Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VI is not paid in full by the Corporation within sixty days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the

Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.4. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.6. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.7. Definitions. For purposes of this Article VI, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Article VII

Capital Stock

Section 7.1. Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by applicable law and the Certificate of Incorporation, as shall be approved by the Board of Directors. The Chairman of the Board (if any), Chief Executive Officer, President or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chairman of the Board (if any), Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Section 7.2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 7.5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

Article VIII

Miscellaneous Provisions

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless the fiscal year is changed from time to time by the Board of Directors.

Section 8.2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 8.3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable, wireless or electronic transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his or her post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these bylaws.

Section 8.4. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chairman of the Board (if any), Chief Executive Officer, or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 8.5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 8.6. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Article IX

Amendments

The Board of Directors is expressly authorized to adopt, amend or repeal in any respect any or all of these bylaws. Any adoption, amendment or repeal of these bylaws by the Board of Directors shall require the approval of a majority of the members of the Board of Directors serving at the time of that vote. The stockholders who have the right to vote generally on the election of directors shall also have the power to adopt, amend or repeal these bylaws; provided, however, that the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally or the election of directors shall be required to alter, amend or repeal any provision contained in these bylaws in the event of such vote.

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